UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, Texas	77084
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PVAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 5, 2021 (the “Closing Date”), Penn Virginia Corporation, a Virginia corporation (the “Company” or “Penn Virginia”) merged with Lonestar Resources US Inc., a Delaware corporation (“Lonestar”), as a result of which Lonestar became a wholly-owned, direct, subsidiary of Penn Virginia (the “Merger”). The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 10, 2021, by and between Penn Virginia and Lonestar.

In addition, on October 6, 2021, Penn Virginia effected a recapitalization (the “Recapitalization”) pursuant to which (i) Penn Virginia common stock, par value $0.01 per share, was renamed and reclassified as “Class A common stock” (such common stock prior to the Recapitalization, and such Class A common stock following the Recapitalization, “Penn Virginia Common Stock”), (ii) the authorized number of shares of capital stock of Penn Virginia was increased to 145,000,000 shares, (iii) 30,000,000 shares of Class B common stock, par value of $0.01 per share (“Class B Common Stock”), a new class of capital stock of the Company, was authorized, each share of Class B Common Stock entitling the holder thereof to one vote on all matters submitted to a vote of the holders of the Company’s common stock, (iv) all outstanding shares of the Series A Preferred Stock (the “Series A Preferred Stock”) in the Company’s “up-C” structure were exchanged with newly issued shares of Class B Common Stock, pursuant to the Contribution and Exchange Agreement, dated as of October 6, 2021, by and among JSTX Holdings, LLC, a Delaware limited liability company (“JSTX”) and affiliate of Juniper Capital Advisors, L.P. (“Juniper Capital” and, together with its affiliates, “Juniper”), Rocky Creek Resources, LLC, a Delaware limited liability company and affiliate of Juniper Capital (“Rocky Creek”), and Penn Virginia, and (v) the designation of the Series A Preferred Stock was cancelled. Upon completion of the Recapitalization on October 6, 2021, the holders of Class B Common Stock have a voting interest in the Company that is commensurate with such holders’ economic interest in PV Energy Holdings, L.P., a Delaware limited partnership and subsidiary of the Company (the “Partnership”).

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated by reference into this Item 1.01.

Contribution and Exchange Agreement

On October 6, 2021, in connection with and upon the consummation of the Recapitalization, the Company, JSTX and Rocky Creek entered into that certain Contribution and Exchange Agreement, whereby all outstanding shares of the Series A Preferred Stock in the Company’s “up-C” structure were exchanged for newly issued shares of Class B Common Stock, at a ratio of one share of Class B Common Stock for each 1/100th of a share of Series A Preferred Stock. Upon completion of the Recapitalization on October 6, 2021, the holders of Class B Common Stock have a voting interest in the Company that is commensurate with such holders’ economic interest in the Partnership.

The foregoing description of the Contribution and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution and Exchange Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Second Amended and Restated Limited Partnership Agreement

On October 6, 2021, in connection with and upon the consummation of the Recapitalization, PV Energy Holdings GP, LLC, in its capacity as the general partner of the Partnership, entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated October 6, 2021 (the “Second A&R Partnership Agreement”), with the Company, JSTX, and Rocky Creek, as limited partners, to provide for or reflect, among other things, the number of outstanding common units representing limited partnership interests following the Recapitalization.

The foregoing description of the Second A&R Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Partnership Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Amended and Restated Investor and Registration Rights Agreement

On October 6, 2021, in connection with and upon the consummation of the Recapitalization, the Company, JSTX and Rocky Creek entered into that certain Amended and Restated Investor and Registration Rights Agreement (the “Investor Agreement”), which provides, together with the Fourth Amended and Restated Articles of Incorporation of the Company (the “Fourth A&R Articles of Incorporation”), certain rights and obligations with respect to the governance of the Company, to reflect, among other things, the Recapitalization.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Escrow Release, Supplemental Indentures and Joinder to Purchase Agreement

In connection with the consummation of the Merger, the proceeds of the previously announced offering (the “Notes Offering”) of $400 million aggregate principal amount of 9.250% Senior Notes due 2026 (the “Notes”), issued pursuant to that certain Indenture, dated August 10, 2021 (the “Indenture”), among Penn Virginia Escrow LLC, a Delaware limited liability company (“Escrow Issuer”), the guarantors party thereto, and Citibank, N.A., as trustee (the “Trustee”) were released from escrow on October 5, 2021 (the “Escrow Release Date”).

On the Escrow Release Date, Escrow Issuer merged with and into Penn Virginia Holdings, LLC, a Delaware limited liability company (“Holdings”). In connection therewith, the Trustee, Holdings and the subsidiaries of Holdings identified therein under the caption “Guarantors” on the signature pages thereto (the “Penn Virginia Guarantors”) entered into the Supplemental Indenture – Escrow Merger (the “Issuer Supplemental Indenture”), dated as of October 5, 2021, to the Indenture pursuant to which the Notes were issued. The Issuer Supplemental Indenture provides for the assumption by Holdings of Escrow Issuer’s obligations under the original Indenture and the Notes and the guarantee of the Notes by the Penn Virginia Guarantors. Additionally, the Trustee, Holdings, the subsidiaries of Holdings identified therein under the caption “Subsequent Guarantors” on the signature pages thereto (the “Lonestar Guarantors”) and the Penn Virginia Guarantors entered into the Supplemental Indenture – Subsidiary Guarantee (the “Subsidiary Supplemental Indenture”), dated as of October 6, 2021, to the Indenture pursuant to which the Notes were issued. The Subsidiary Supplemental Indenture provides for the guarantee of the Notes by the Lonestar Guarantors. The foregoing descriptions of the Issuer Supplemental Indenture and the Subsidiary Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Issuer Supplemental Indenture and the Subsidiary Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated into this Item 1.01 by reference.

As previously disclosed, in connection with the Notes Offering, Escrow Issuer, Holdings and certain subsidiaries of Penn Virginia that guarantee indebtedness under its revolving credit facility entered into a purchase agreement (the “Purchase Agreement”) on July 27, 2021 with BofA Securities, Inc., for itself and on behalf of the several initial purchasers listed therein, which required the Lonestar Guarantors to join the Purchase Agreement. On October 6, 2021, the Lonestar Guarantors executed the joinder agreement under the Purchase Agreement (the “Purchase Agreement Joinder”) and became parties thereto. The Purchase Agreement Joinder provides for the Lonestar Guarantors to be bound by the terms, conditions and other provisions of the Purchase Agreement. The foregoing description of the Purchase Agreement Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement Joinder, a copy of which is attached hereto as Exhibit 10.4 and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Notes Offering, on October 5, 2021, Holdings repaid all of its outstanding obligations under, and terminated, the Credit Agreement dated as of September 29, 2017 (as amended, supplemented or otherwise modified to date, the “Second Lien Credit Agreement”), by and among Holdings (as successor in interest to Penn Virginia Holding Corp.), Penn Virginia, the lenders party thereto from time to time, and Ares Capital Corporation (as successor to Jefferies Finance LLC), as administrative agent and collateral agent.

Under the Second Lien Credit Agreement, there was approximately $145 million of outstanding borrowings as of June 30, 2021. Absent termination, it would have matured on September 29, 2024. Borrowings under the Second Lien Credit Agreement bore interest at a rate equal to, at the option of the borrower, either (i) a customary reference rate based on the prime rate plus an applicable margin of 7.25% or (ii) a customary London interbank offered rate plus an applicable margin of 8.25%; provided that the applicable margin would have increased to 8.25% and 9.25% respectively during any quarter in which the quarterly amortization payment was not made. Interest on reference rate borrowing was payable quarterly in arrears and was computed on the basis of a year of 365/366 days, an interest on eurocurrency borrowings was payable every one or three months (including in three month intervals if the borrower selected a six month interest period), at the election of the borrower, and was computed on the basis of a 360-day year.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Pursuant to the Merger, each share of Lonestar common stock, par value $0.001 per share (“Lonestar Common Stock”) issued and outstanding (other than each share of Lonestar Common Stock held immediately prior to the effective time of the Merger by the Company, Merger Sub or any of the Company’s other subsidiaries, which was canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor), and each Tranche 1 Warrant (as defined in the Merger Agreement), was automatically converted into the right to receive 0.51 fully paid and nonassessable shares of Penn Virginia Common Stock. No fractional shares of Penn Virginia Common Stock were issued in the Merger, and holders of shares of Lonestar Common Stock and Tranche 1 Warrants, instead, received cash in lieu of fractional shares of Penn Virginia Common Stock, if any, as provided in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed on July 13, 2021, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note, Item 1.01 and Item 5.03 of this Current Report on Form 8-K, insofar as it pertains to the issuance of the Class B Common Stock and the terms by which such Class B Common Stock may be redeemed or exchanged for Penn Virginia Common Stock, is incorporated by reference into this Item 3.02. Such issuance did not involve public offerings and were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On October 6, 2021, the Company filed with the Virginia Secretary of the Commonwealth Articles of Restatement (the “Articles of Restatement”) amending and restating the Company’s Third Amended and Restated Articles of Incorporation to reflect the Recapitalization, whereby, among other things, all outstanding shares of Series A Preferred Stock in the Company’s “up-C” structure were exchanged with newly issued shares of Class B Common Stock, pursuant to the Contribution and Exchange Agreement.

The forgoing description of the Articles of Restatement is not complete and is qualified in its entirety by reference to the complete text of the Articles of Restatement, a copy of which is is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Effective as of the Closing Date, Darin G. Holderness tendered his resignation from the board of directors of the Company (the “Board”) to the Company. Mr. Holderness served as a director and as Chairman of the Audit Committee of the Board. The decision of Mr. Holderness to resign as a director of the Company was not a result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Appointment of Directors

Effective as of the Closing Date, pursuant to the terms of the Merger Agreement and as approved by the Board, Richard Burnett was appointed to fill the position on the Board left by the resignation of Mr. Holderness, to serve until the Company’s 2022 Annual Meeting of Shareholders or until his successor shall be elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal from office.

Accordingly, as of the Closing Date, the Board has nine members, consisting of the eight individuals serving on the Board prior to consummation of the Merger, and Mr. Burnett. In connection with the appointment of Mr. Burnett, the Board determined that Mr. Burnett is independent under the rules of The Nasdaq Stock Market.

In connection with the appointment of Mr. Burnett, effective as of the Closing Date, the Board accepted Mr. Holderness’ resignation from his position as director and Chairman of the Audit Committee and appointed Mr. Burnett to serve as the new Chairman of the Audit Committee. Mr. Burnett will receive an annual retainer of $70,000 in respect of non-employee directors’ service on the Board and an additional annual retainer of $18,500 in respect of service as the Chairman of the Audit Committee. In addition, the Board awarded Mr. Burnett a pro-rated annual grant of restricted stock units (“RSUs”) with a value equal to $48,986 (the “Director RSU Award”), with the number RSUs obtained by dividing such value by the volume weighted average trading price per share of Company Common Stock for the twenty trading days preceding the Closing Date, upon the terms and subject to the conditions set forth in the form of Director Award Agreement approved by the Board and pursuant to the Penn Virginia Corporation 2019 Management Incentive Plan.

Mr. Burnett is not related to any officer or director of the Company. There are no transactions or relationships between Mr. Burnett and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Director Indemnification Agreement

In connection with the closing of the Merger and the transactions contemplated thereby, the Company entered into a customary indemnification agreement (the “Indemnification Agreement”), in the form previously approved by the Board, with Mr. Burnett. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Mr. Burnett in various legal proceedings in which he may be involved by reason of his service as director, as permitted by Virginia law and the Company’s Fourth A&R Articles of Incorporation, as amended.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 11, 2016 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note is incorporated into this Item 5.03 by reference.

Articles of Restatement

The information set forth in the Introductory Note, Item 1.01 and Item 3.03 of this Current Report on Form 8-K regarding the Articles of Restatement is incorporated by reference into this Item 5.03. The description of the Articles of Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Restatement, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Fourth Amended and Restated Articles of Incorporation

On October 6, 2021, the shareholders of Penn Virginia approved a proposal to amend and restate the Company’s Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation Amendment Proposal”) to, among other things, effect the Recapitalization, at the virtual special meeting of shareholders (the “Special Meeting”). On October 6, 2021, the Company filed with the Virginia Secretary of the Commonwealth Articles of Restatement (the “Fourth A&R Articles of Incorporation”) amending the Company’s Third Amended and Restated Articles of Incorporation.

The description of the Fourth A&R Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth A&R Articles of Incorporation, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Seventh Amended and Restated Bylaws

Effective as of October 6, 2021, the Board amended and restated the Company’s Sixth Amended and Restated Bylaws (as so amended and restated, the “Seventh A&R Bylaws”) to, among other things, effect the Recapitalization.

The foregoing description of the Seventh Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Seventh A&R Bylaws, a copy of which is filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 5, 2021, the Company held the Special Meeting to consider and vote upon proposals to (i) approve the issuance of shares of the Penn Virginia Common Stock to stockholders of Lonestar pursuant to the Merger Agreement (the “Share Issuance Proposal”), (ii) approve the Articles of Incorporation Amendment Proposal, and (iii) approve an adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Share Issuance Proposal (the “Adjournment Proposal”).

The final voting results as to each proposal are set forth below. Each of the proposals is described in greater detail in the proxy statement/consent solicitation statement/prospectus dated September 7, 2021, as supplemented (the “proxy statement/consent solicitation statement/prospectus”), and first mailed to the Company’s shareholders on or about September 7, 2021.

Proposal One - The Share Issuance Proposal.

The Share Issuance Proposal was approved. Voting results were as follows:

For	Against	Abstain
32,168,687	56,888	14,922

Proposal Two - The Articles of Incorporation Amendment Proposal.

The Articles of Incorporation Amendment Proposal was approved. Voting results were as follows:

For	Against	Abstain
32,111,277	112,690	16,530

Proposal Three - The Adjournment Proposal.

The Adjournment Proposal was approved. Voting results were as follows:

For	Against	Abstain
31,318,233	906,194	16,070

Item 7.01	Regulation FD Disclosure

On October 6, 2021, Penn Virginia issued a press release announcing the completion of the previously announced Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and between Penn Virginia Corporation and Lonestar Resources US Inc., dated July 10, 2021 (incorporated by reference to Exhibit 2.1 to Penn Virginia Corporation’s Current Report on Form 8-K, filed July 13, 2021).

3.1*	Articles of Restatement, dated as of October 6, 2021, to the Third Amended and Restated Articles of Incorporation of Penn Virginia Corporation.

3.2**	Fourth Amended and Restated Articles of Incorporation of Penn Virginia Corporation.

3.3**	Seventh Amended and Restated Bylaws of Penn Virginia Corporation.

4.1**	Supplemental Indenture – Escrow Merger, dated as of October 5, 2021, by and among Penn Virginia Holdings, LLC, each of the parties identified therein as Guarantors and Citibank, N.A.

Exhibit No.	Description

4.2**	Supplemental Indenture – Subsidiary Guarantee, dated as of October 6, 2021, by and among Penn Virginia Holdings, LLC, each of the parties identified therein as Subsequent Guarantors and Citibank, N.A.

10.1**	Contribution and Exchange Agreement, dated as of October 6, 2021, by and between Penn Virginia Corporation, JSTX Holdings, LLC and Rocky Creek Resources, LLC.

10.2**	Second Amended and Restated Agreement of Limited Partnership, dated as of October 6, 2021, by and among PV Energy Holdings GP LLC, Penn Virginia Corporation, JSTX Holdings, LLC and Rocky Creek Resources, LLC.

10.3**	Amended and Restated Investor and Registration Rights Agreement, dated as of October 6, 2021, by and among Penn Virginia Corporation, JSTX Holdings, LLC and Rocky Creek Resources, LLC.

10.4**	The Joinder Agreement, dated October 6, 2021, executed by each of the parties identified therein as Lonestar Guarantors.

99.1**	Press Release dated October 6, 2021, announcing completion of the Merger.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA CORPORATION

Date: October 7, 2021

/s/ Katherine Ryan
Katherine Ryan Vice President, Chief Legal Counsel and Corporate Secretary